For Immediate Release

THE ONE GROUP, LLC ANNOUNCES APPOINTMENT OF JOHN INSERRA

AS CHIEF OPERATING OFFICER

New York, NY – January 13, 2014 – The ONE Group, LLC, a wholly-owned subsidiary of Committed Capital Acquisition Corporation (“The ONE Group”) (OTCQB: STKS), announced today the appointment of John G. Inserra as Chief Operating Officer, effective February 3, 2014.

“We are delighted to welcome John to The ONE Group’s senior team as COO,” said Jonathan Segal, CEO of The ONE Group. “With an exciting opportunity of growth ahead for our Company, we believe his multi-faceted hospitality industry experience, including an extensive history with hotel related restaurant operations, makes him an ideal fit for The ONE Group. We are confident that his leadership and insight will add tremendous value as we execute on our strategic plan.”

Mr. Inserra brings more than 25 years of food and beverage operations experience and successful leadership to The ONE Group. Most recently he served as Executive Vice President, Restaurant Operations, Concepts and Development for Kimpton Hotels and Restaurant Group. During his tenure at Kimpton, he oversaw 60 restaurants, bars and lounges in 24 cities across the United States, managing all aspects of day-to-day restaurant operations, marketing, finance and public relations, as well as new restaurant concepts and development. He also served as Senior Vice President, Restaurant Operations from 2008 to 2012, Vice President Operations, East Coast from 2006 to 2008 and Director of Operations for 2002 to 2006 for Kimpton Hotels and Restaurant Group.

Prior to his time at Kimpton, Mr. Inserra was President, Owner and Operator of Finbar Restaurants, Inc. from 1995 to 2002. He served as Director of Restaurant Operations for the Rosenthal Group from 1994 to 1995 and prior to that served in multiple roles at The Ritz Carlton Hotel Company, LLC from 1987 to 1994, including Executive, Director of Food and Beverage for Ritz Carlton Hotels in San Francisco, Mauna Lani, HI and Kapalua, HI.

Mr. Inserra also serves as a member of the board of directors for the Chicago Coalition for the Homeless. Mr. Inserra holds a bachelor’s degree in hotel administration with a minor in accounting from Cornell University.

About The ONE Group

The ONE Group develops and operates upscale, high-energy restaurants and lounges and provides “ONExperience”, a turn-key food and beverage service for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and United Kingdom. The ONE Group’s primary restaurant brand is STK®, which is a unique steakhouse concept with locations in major metropolitan cities throughout the U.S. and in London. STK artfully blends two concepts, the modern steakhouse and a chic lounge, into one offering a high-energy, fine dining experience with the superior quality of a traditional steakhouse. The ONE Group’s food and beverage hospitality services business provides the development, management and operations for premier restaurants and turn-key food and beverage services at high-end boutique hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) changes in applicable laws or regulations; (3) the possibility that the ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (4) other risks and uncertainties indicated from time to time in filings with the SEC by Committed Capital.

Investors are referred to the most recent reports filed with the SEC by Committed Capital. Investors are cautioned not to place undue reliance upon any forward looking statements, which speak only as of the date made, and The ONE Group and Committed Capital undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Don Duffy, ICR or

Fitzhugh Taylor, ICR

(203) 682-8200

Media Contact:

Phil Denning, ICR

(203) 682-8246

Kristina Jorge, ICR

(646) 277-1234